Exhibit 99.1

Contact:

AtriCure, Inc.

Julie A. Piton

Vice President and Chief Financial Officer

(513) 755-4561

jpiton@atricure.com

AtriCure Reports First Quarter 2009 Financial Results and

Announces New $10 Million Credit Facility

Highlights

•	Revenues of $13.7 million – up 1% year over year and up 13% sequentially

•	Adjusted operating loss of $1.1 million – 71% improvement

•	First quarter of positive adjusted EBITDA – $0.6 million

•	Completed $10 million credit facility which includes a $6.5 million term loan

•	EXCLUDE enrollment to be completed in May

•	Cryo1™ received 510(k) clearance and initial human cases successfully completed

WEST CHESTER, Ohio – May 5, 2009 – AtriCure, Inc. (Nasdaq: ATRC), a medical device company and a leader in cardiac surgical ablation systems, today announced first quarter 2009 revenues of $13.7 million. Revenues grew 1.1% over the first quarter of 2008 and 13.3% over the fourth quarter of 2008.

“We are pleased with our first quarter results and remain confident that, despite a challenging environment, AtriCure is uniquely positioned in high growth markets with the right technologies, capabilities and people. Furthermore, the decisive actions that we implemented during the fourth quarter of 2008, which were aimed at further aligning costs and revenues in order to achieve profitability, are fueling momentum and gaining traction. These actions contributed to positive adjusted EBITDA for the first time since becoming a public company and, importantly, we achieved this major milestone during what has historically been our heaviest spend quarter,” said David J. Drachman, President and Chief Executive Officer. “In addition, we are pleased that our financial performance and growth opportunities provide us with the ability to secure financial resources with attractive terms. This credit facility strengthens our balance sheet and further supports our ability to execute our strategy.”

Financial Results

Revenues for the first quarter of 2009 were $13.7 million, a 1.1% increase over first quarter 2008 revenues of $13.5 million. Revenues from domestic open-heart products increased 2.5% to $7.1 million and revenues from domestic minimally invasive products declined from $4.9 million for the first quarter of 2008 to $4.3 million for the first quarter of 2009. As compared with the fourth quarter of 2008, revenues from domestic open heart and minimally invasive products increased 18.4% and 6.6%, respectively. International revenues grew 37.9%, or 48.9% on an exchange rate neutral basis, to $2.3 million.

Gross profit for the first quarter of 2009 was $10.7 million and gross margin was 78.5%, compared to gross profit of $10.3 million and gross margin of 76.1% for the first quarter of 2008. The increase in gross margin was primarily due to a reduction in product cost and a reduced mix of revenues from capital equipment, partially offset by an increase in international revenues.

Operating expenses, including a $6.8 million goodwill impairment charge, which was recorded as a result of a reduction in AtriCure’s market capitalization, increased 31.5% from $14.2 million to $18.7 million. Operating expenses, excluding the goodwill impairment charge, were $11.8 million or a 16.5% reduction for the first quarter of 2009, driven primarily by a reduction in headcount related expenses, partially offset by an increase in share-based compensation expense and an increase in costs associated with clinical trials and product development activities.

Loss from operations for the first quarter of 2009 was $7.9 million. Excluding the goodwill impairment, loss from operations was $1.1 million, a record low and a 71.3% improvement over the first quarter 2008 operating loss of $3.9 million. The net loss including the goodwill impairment charge was $8.0 million, or $0.56 per share and $1.2 million, or $0.08 per share, excluding the goodwill impairment charge for the first quarter of 2009. The net loss excluding the goodwill impairment charge improved $2.5 million or 68.0% to $1.2 million as compared to $3.6 million for the first quarter of 2008. Net loss per share excluding the goodwill impairment charge improved 68.0% to $0.08 as compared with $0.25 for the first quarter of 2008.

Adjusted EBITDA, a non-GAAP measure, was $0.6 million, an improvement of $3.2 million as compared with a loss of $2.6 million for the first quarter of 2008. Cash and cash equivalents were $8.6 million at March 31, 2009 and no debt was outstanding on our credit facility.

$10 Million Credit Facility

On May 1, 2009 the Company entered into a $10 million credit facility with Silicon Valley Bank. The three year facility provides for a maximum borrowing capacity of $10 million and consists of a $6.5 million term loan, which was funded at closing and bears interest at 10%, and a $10 million revolving loan facility. The existing credit facility with National City Bank, which did not have any amounts outstanding currently or as of March 31, 2009, has been terminated.

Cryo1 Cryo-Ablation System

On March 2, 2009 the Food and Drug Administration, or FDA, cleared AtriCure’s Cryo1 probe for the cryosurgical treatment of cardiac arrhythmias. On March 27, 2009 the first human case was performed using AtriCure’s Cryo1 system and a full commercial release of the product is planned for June 2009. “We are encouraged by the initial outcomes and physician feedback related to our Cryo1 system, and we believe its superior design and performance will drive market share gains,” said David Drachman.

EXCLUDE Clinical Trial

EXCLUDE, a clinical trial in support of a 510(k) filing for AtriCure’s left atrial appendage exclusion system, was initiated during the fourth quarter of 2008. To date, 64 patients have been enrolled in the trial and we expect to complete full enrollment during May. “We are encouraged by the rapid enrollment as well as the performance of our system. We look forward to clearance from the FDA and the product launch for this key innovation, which represents a large and exciting new growth platform,” said David Drachman.

Earnings Call Information

AtriCure will host a conference call at 10:00 a.m. Eastern Time on Tuesday, May 5, 2009 to discuss its first quarter 2009 financial results. A live web cast of the conference call will be available online from the investor relations page of AtriCure’s corporate web site at www.atricure.com.

Pre-registration is available and recommended for this call at the following URL:

https://www.theconferencingservice.com/prereg/key.process?key=P9UGV8H3A

You may also be placed into the call by an operator by dialing 888-713-4214 for domestic callers and 617-213-4866 for international callers at least 15 minutes prior to the call start time using reservation code 10407486.

The webcast will be available on AtriCure’s web site and a telephonic replay of the call will also be available through June 5, 2009. The replay dial-in numbers are 888-286-8010 for domestic callers and 617-801-6888 for international callers, using reservation code 65958936.

About AtriCure, Inc.

AtriCure, Inc. is a medical device company and a leader in developing, manufacturing and selling innovative cardiac surgical ablation systems designed to create precise lesions, or scars, in cardiac, or heart, tissue. Medical journals have described the adoption by leading cardiothoracic surgeons of the AtriCure Isolator® bipolar ablation system as a treatment alternative during open-heart surgical procedures to create lesions in cardiac tissue to block the abnormal electrical impulses that cause atrial fibrillation, or AF, a rapid, irregular quivering of the upper chambers of the heart. Additionally, medical journals and leading cardiothoracic surgeons have described the AtriCure Isolator system as a promising treatment alternative for patients who may be candidates for sole-therapy minimally invasive procedures. AF affects more than 5.5 million people worldwide and predisposes them to a five-fold increased risk of stroke. The FDA has cleared the AtriCure Isolator system, including its Isolator SynergyTM ablation clamps, and AtriCure’s multifunctional pen and CoolrailTM linear ablation device, for the ablation, or destruction, of cardiac tissue during surgical procedures. Additionally, the FDA has cleared AtriCure’s multifunctional pen for temporary pacing, sensing, stimulating and recording during the evaluation of cardiac arrhythmias, and AtriCure’s Cryo1 system has been cleared for the cryosurgical treatment of cardiac arrhythmias. To date, the FDA has not cleared or approved any of AtriCure’s products for the treatment of AF.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements that address activities, events or developments that AtriCure expects, believes or anticipates will or may occur in the future, such as earnings estimates, other predictions of financial performance, launches by AtriCure of new products and market acceptance of AtriCure’s products. Forward-looking statements are based on AtriCure’s experience and perception of current conditions, trends, expected future developments and other factors it believes are appropriate under the circumstances and are subject to numerous risks and uncertainties, many of which are beyond AtriCure’s control. These risks and uncertainties include the rate and degree of market acceptance of AtriCure’s products, AtriCure’s ability to develop and market new and enhanced products, the timing of and ability to obtain and maintain regulatory clearances and approvals for its products, the timing of and ability to obtain reimbursement of procedures utilizing AtriCure’s products, competition from existing and new products and procedures or AtriCure’s ability to effectively react to other risks and uncertainties described from time to time in AtriCure’s SEC filings, such as fluctuation of quarterly financial results, reliance on third party manufacturers and suppliers, litigation (including the purported class action lawsuit) or other proceedings, government regulation and stock price volatility. AtriCure does not guarantee any forward-looking statement, and actual results may differ materially from those projected. AtriCure undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. A list and description of risks, uncertainties and other matters can be found in AtriCure’s Annual Report on Form 10-K for 2008 and in AtriCure’s reports on Forms 10-Q and 8-K.

Use of Non-GAAP Financial Measures

To supplement AtriCure’s condensed consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles, or GAAP, AtriCure uses certain non-GAAP financial measures in this release as supplemental financial metrics. Non-GAAP financial measures provide an indication of performance excluding certain items. Our management believes that in order to properly understand short-term and long-term financial trends, investors may wish to consider the impact of these excluded items in addition to GAAP measures. The excluded items vary in frequency and/or impact on our continuing operations and our management believes that the excluded items are typically not reflective of our ongoing core business operations. Further, management uses results of operations before these excluded items as a basis for its strategic planning. The non-GAAP financial measures used by AtriCure may not be the same or calculated the same as those used by other companies. Reconciliations of the non-GAAP financial measures used in this release to the most comparable GAAP measures for the respective periods can be found in tables later in this release. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for AtriCure’s financial results prepared and reported in accordance with GAAP.

ATRICURE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended March 31,
	2009	2008
Revenues	$13,673,903	$13,530,145
Cost of revenues	2,944,658	3,230,880

Gross profit	10,729,245	10,299,265

Operating expenses:
Research and development expenses	2,916,833	2,433,154
Selling, general and administrative expenses	8,932,143	11,762,426
Goodwill impairment	6,812,389	—

Total operating expenses	18,661,365	14,195,580

Loss from operations	(7,932,120)	(3,896,315)

Other (expense) income	(64,042)	290,880

Loss before income tax benefit	(7,996,162)	(3,605,435)

Income tax benefit	31,240	—

Net loss	$(7,964,922)	$(3,605,435)

Basic and diluted net loss per share	$(0.56)	$(0.25)

Weighted average shares outstanding:
basic and diluted	14,296,612	14,149,963

ATRICURE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	March 31, 2009	December 31, 2008
Assets

Current assets:
Cash and cash equivalents	$8,608,176	$11,448,451
Accounts receivable	7,593,147	6,511,594
Inventories	5,690,728	6,361,242
Other current assets	1,699,916	1,781,825

Total current assets	23,591,967	26,103,112

Property and equipment, net	3,563,976	3,682,819

Intangible assets	498,778	569,153

Goodwill	—	6,812,389

Restricted cash and cash equivalents	—	6,000,000

Other assets	321,103	201,359

Total assets	$27,975,824	$43,368,832

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable and accrued liabilities	$5,649,541	$8,072,596
Current maturities of capital lease obligations	34,637	34,004

Total current liabilities	5,684,178	8,106,600

Long-term debt and capital lease obligations	27,705	6,036,605

Other liabilities	81,797	106,470

Total liabilities	5,793,680	14,249,675

Stockholders’ equity:
Common stock	14,750	14,275
Additional paid-in capital	107,719,477	106,636,653
Other comprehensive loss	(112,179)	(56,789)
Accumulated deficit	(85,439,904)	(77,474,982)

Total stockholders’ equity	22,182,144	29,119,157

Total liabilities and stockholders’ equity	$27,975,824	$43,368,832

ATRICURE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three Months Ended March 31,
	2009	2008
Cash flows from operating activities:
Net loss	$(7,964,922)	$(3,605,435)
Adjustments to reconcile net loss to net cash used in operating activities:
Goodwill impairment	6,812,389	—
Depreciation	511,218	655,506
Amortization of intangible assets	70,375	70,375
Amortization of deferred financing costs	21,961	12,231
Loss on disposal of equipment	3,083	—
Change in provision for allowance for doubtful accounts	(4,731)	42,872
Share-based compensation expense	1,110,735	565,877
Changes in assets and liabilities, excluding effects of acquired business:
Accounts receivable	(1,116,247)	(1,331,112)
Inventories	646,547	(1,007,321)
Other current assets	(95,628)	32,162
Accounts payable and accrued liabilities	(2,404,621)	729,776
Other non-current assets and liabilities	(32,699)	(13,413)

Net cash used in operating activities	(2,442,540)	(3,848,482)

Cash flows from investing activities:
Purchases of property & equipment	(373,071)	(832,031)
Purchases of available-for-sale securities	—	(1,535)
Maturities of available-for-sale securities	—	5,100,000
Change in restricted cash and cash equivalents	6,000,000	—

Net cash provided by investing activities	5,626,929	4,266,434

Cash flows from financing activities:
Payments on debt and capital leases	(6,008,267)	(523,063)
Payment of debt fees	(51,037)	—
Proceeds from stock option exercises	—	111,699

Net cash used in financing activities	(6,059,304)	(411,364)

Effect of exchange rate changes on cash and cash equivalents	34,640	(12,661)

Net decrease in cash and cash equivalents	(2,840,275)	(6,073)
Cash and cash equivalents - beginning of period	11,448,451	13,000,652

Cash and cash equivalents - end of period	$8,608,176	$12,994,579

ATRICURE, INC.

RECONCILIATION OF GAAP RESULTS TO NON-GAAP RESULTS

(Unaudited)

Reconciliation of Net Loss and Net Loss per Share to Non-GAAP Net Loss and Net Loss per Share

	Three Months Ended March 31,
	2009	2008
Net loss, as reported	$(7,964,922)	$(3,605,435)
Goodwill impairment, net of tax	6,812,389	—

Non-GAAP adjusted net loss	$(1,152,533)	$(3,605,435)

Basic and diluted net loss per share, as reported	$(0.56)	$(0.25)
Goodwill impairment, net of tax	0.48	—

Non-GAAP adjusted basic and diluted net loss per share	$(0.08)	$(0.25)

Weighted averages shares outstanding, basic and diluted	14,296,612	14,149,963

Reconciliation of Operating Expenses and Loss from Operations to Non-GAAP Operating Expenses and Loss from Operations

	Three Months Ended March 31,
	2009	2008
Operating expenses, as reported	$18,661,365	$14,195,580
Goodwill impairment	6,812,389	—

Non-GAAP adjusted operating expenses	$11,848,976	$14,195,580

Loss from operations, as reported	$(7,932,120)	$(3,896,315)
Goodwill impairment	6,812,389	—

Non-GAAP adjusted loss from operations	$(1,119,731)	$(3,896,315)

Reconciliation of Non-GAAP Earnings (Adjusted EBITDA)

	Three Months Ended March 31,
	2009	2008
Net loss, as reported	$(7,964,922)	$(3,605,435)
Income tax benefit	(31,240)	—
Other expense (income)	64,042	(290,880	)(a)
Amortization expense	70,375	70,375
Depreciation expense	511,218	655,506
Share-based compensation expense	1,110,735	565,877
Goodwill impairment	6,812,389	—

Non-GAAP adjusted earnings (Adjusted EBITDA)	$572,597	$(2,604,557)

	Three Months Ended March 31,
	2009	2008
(a) Other includes:
Net interest (expense) income	$(40,485)	$121,741
Grant income	—	74,187
(Loss) gain due to exchange rate fluctuation	(48,387)	33,074
Non-employee stock option income	24,830	61,878

Other (expense) income	$(64,042)	$290,880

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